UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005

WIRELESS FACILITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 228-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2005, the Board of Directors of Wireless Facilities, Inc. approved the acceleration of vesting of all unvested options to purchase shares of common stock of Wireless Facilities that are held by current employees, including executive officers, and excluding Directors, and which have an exercise price per share equal to or greater than $8.00. Options to purchase 1,026,197 shares of common stock are subject to this acceleration.  The exercise prices and number of shares subject to the accelerated options were unchanged.  The acceleration is effective as of September 19, 2005, provided that holders of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, will be given the election to decline the acceleration of an option if such acceleration would have the effect of changing the status of such option for federal income tax purposes from an incentive stock option to a non-qualified stock option.

The acceleration of these options was undertaken to eliminate the future compensation expense that Wireless Facilities would otherwise recognize in its consolidated statement of operations with respect to these options once the Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment”, issued by the Financial Accounting Standards Board, becomes effective for reporting periods beginning in January 2006.  Assuming that no holders of incentive stock options elect to decline the acceleration, the future expense that is eliminated as a result of the acceleration of the vesting of these options is approximately 4.2 million (of which approximately $0.2 million is attributable to options held by executive officers).  The company will report the avoided future expense in its third quarter fiscal 2005 financial statements as pro forma footnote disclosure, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

In addition, because these options have exercise prices in excess of current market values (are “underwater”), they are not achieving their original objectives of incentive compensation and employee retention. Wireless Facilities believes that the acceleration of these underwater options may have a positive effect on employee morale and retention.

The table attached as Exhibit 99.1 summarizes the outstanding options subject to accelerated vesting.

Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits.

99.1                           Summary of Options Subject to Acceleration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS FACILITIES, INC.

Date: September 22, 2005	/s/ James R. Edwards
James R. Edwards
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Summary of Options Subject to Acceleration.